Exhibit 1.1

Execution Version

Virtu Financial, Inc.

Class A Common Stock, Par Value $0.00001

Underwriting Agreement

April 15, 2015

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Sandler O’Neill & Partners, L.P.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Virtu Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, for whom you are acting as representatives (the “Representatives”), named in Schedule I hereto (the “Underwriters”) an aggregate of 16,532,272 shares of Class A common stock, par value $0.00001 per share (the “Firm Shares”) of the Company and, at the election of the Underwriters, up to 2,479,840 additional shares of Class A common stock, par value $0.00001 per share (the “Optional Shares”) of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are referred to collectively as the “Shares.”

The transactions set forth in this paragraph and described more fully in the Pricing Prospectus (as defined below) under “Organizational Structure” are referred to collectively as the “Reorganization Transactions.” Prior to the First Time of Delivery (as defined below): (i) the Company will become the sole managing member of Virtu Financial LLC, a Delaware limited liability company (the “LLC”); (ii) through a series of transactions, Virtu East MIP LLC, a Delaware limited liability company and one of two entities managed by the Company’s Founder and Executive Chairman will liquidate with its equity interests in the LLC either being distributed to its members or contributed to Virtu Employee Holdco LLC, a Delaware limited liability company and the other entity managed by the Company’s Founder and Executive Chairman; (iii) Virtu Financial Holdings LLC and VV Investment LLC, each a Delaware limited liability company and an affiliate of the Company’s Founder, will liquidate and distribute their equity interests in the LLC to their respective equityholders, including TJMT Holdings LLC, a Delaware limited liability company and the other affiliate of the Company’s Founder and Executive Chairman (“TJMT Holdings”); (iv) SLP III EW Feeder II, L.P., a Delaware limited partnership and an affiliate of Silver Lake Partners and Temasek Holdings (Private) Limited (“Temasek”) will distribute its equity interests in the LLC to its equityholders, including Silver Lake Technology Associates III, L.P., a Delaware limited partnership and an affiliate of Silver Lake Partners, and SLP III EW Feeder LLC, a Delaware limited liability company and another affiliate of Silver Lake Partners and Temasek (“Silver Lake/Temasek LLC”); (v) through a series of transactions, the Company will acquire equity interests in the LLC as a result of certain mergers involving the Company’s wholly owned subsidiaries, Silver Lake/Temasek LLC and Wilbur Investments LLC, a Delaware limited liability company, in exchange for issuing to affiliates of Silver Lake Partners and Temasek (the “Investor Post-IPO Stockholders”) an amount of shares of Class A Common Stock (as defined below) of the Company to be determined as described in the Pricing Prospectus and rights to receive payments under a tax receivable agreement; (vi) all of the existing equity interests in the LLC (“Outstanding Interests”) will be reclassified into non-voting common interest units (“Virtu Financial Units”) as described in the Pricing Prospectus; and (vii) the Company will amend and restate its certificate of incorporation (the “Certificate of Incorporation”) authorizing it to issue shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), shares of Class C common stock, par value $0.00001 per share (the “Class C Common Stock”) and shares of Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”), in each case with the rights and privileges as set out in the Certificate of Incorporation and described in the Pricing Prospectus. After giving effect to the aforementioned transactions, the remaining members of the LLC (each, a “Virtu Post-IPO Member”) will (a) subscribe for and purchase shares of Class C Common Stock or Class D Common Stock at a purchase price of $0.00001 per share and in an amount equal to the number of Virtu Financial Units held by such Virtu Post-IPO Member and (b) be granted certain rights to exchange its Virtu Financial Units and Class C Common Stock or Class D Common Stock for shares of Class A Common Stock or Class B Common Stock, as applicable, as described in the Pricing Prospectus. In connection with the Reorganization Transactions, the Company will enter into separate tax receivable agreements with (x) the Investor Post-IPO Stockholders, (y) certain affiliates of Silver Lake

Partners (the “Silver Lake Post-IPO Members”) and (z) TJMT Holdings and the other post-IPO members of the LLC, which will provide such parties the right to receive from the Company certain payments contemplated therein. The documents set forth on Schedule III hereto, which have been, or will be, amended and restated or entered into, as applicable, pursuant to the Reorganizations Transactions, are referred to as the “Reorganization Documents.”

A portion of the net proceeds of the Shares will be used to finance the Company’s repurchase of shares of (i) Class A Common Stock from SLP III EW Feeder I LP and (ii) Virtu Financial Units, together with corresponding shares of Class C Common Stock, as applicable, from the Silver Lake Post-IPO Members and TJMT Holdings, in each case at the price equal to the purchase price paid by the Underwriters for the Shares as set out in Section 2 hereof and as further described in the “Use of Proceeds” section of the Pricing Prospectus.

The Company hereby acknowledges that, in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to 5.0% of the Shares to be purchased by the Underwriters under this Agreement shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s directors, officers, employees, consultants, team members and other individuals otherwise associated with the Company and members of their respective families (collectively, “Participants”), as set forth in the Pricing Prospectus under the heading “Underwriting—Directed Share Program” (the “Directed Share Program”). It is understood that any number of those designated to participate in the Directed Share Program may decline to do so. The Shares to be sold by UBS-FinSvc or its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participants by 9:00 a.m., New York City time, on the business day following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus (as defined below).

1.                                      Each of the Company and the LLC represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 A registration statement on Form S-1 (File No. 333-194473) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s or LLC’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein;

(c)                                  Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(d)                                 For the purposes of this Agreement, the “Applicable Time” is 5:15 pm Eastern time on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule II(b) hereto, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein;

(e)                                  From the time of the initial confidential submission of a draft registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(f)                                   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein;

(g)                                  Neither the Company, the LLC nor any of the LLC’s direct or indirect subsidiaries (the “Subsidiaries”) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or self-regulatory action, order or decree, otherwise than as disclosed in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or increase in the long-term debt of the Company, the LLC or any Subsidiary (other than borrowings in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, members’ interests or results of operations of the Company, the LLC and the Subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as disclosed in the Pricing Prospectus;

(h)                                 The Company, the LLC and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Pricing Prospectus, any real property and buildings held under lease by the Company, the LLC and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions do not interfere with the use made and proposed to be made of such property and buildings by the Company, the LLC and the Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j)                                    The LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the LLC has all necessary limited liability company power and authority to own and hold its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)                                 (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus; (ii) all of the Common Stock has been duly and validly authorized and (x) in the case of the Shares, when issued and delivered against payment therefor as provided herein and (y) in the case of the Common Stock to be issued pursuant to the Reorganization Transactions, upon the consummation of the Reorganization Transactions, will be duly and validly issued, fully paid and non-assessable and conform in all material respects to the Description of Capital Stock contained in the Pricing Prospectus and Prospectus; (iii) all of the issued Outstanding Interests have been duly and validly authorized and issued; and (iv)

all of the Virtu Financial Units have been duly and validly authorized and, upon the consummation of the Reorganization Transactions, will be duly and validly issued;

(l)                                     Schedule IV to this Agreement includes a true and complete list of each Subsidiary that is a “Significant Subsidiary” (as such term is defined in Rule 1.02(w) of Regulation S-X) (each, a “Significant Subsidiary”), including the jurisdiction of incorporation or formation of such Significant Subsidiary; each Significant Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other legal entity and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock or membership or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are, in the case of the capital stock of U.S. corporations, fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the LLC, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws imposed by certain jurisdictions, the limited liability company agreement of the LLC and security interests granted pursuant to the agreements governing the Company’s, the LLC’s and the Subsidiaries’ outstanding indebtedness);

(m)                             The issue and sale of the Shares and the compliance by the Company and the LLC with this Agreement and, to the extent applicable, the compliance by the Company, the LLC and each Subsidiary with the Reorganization Documents, and the consummation of the transactions herein or therein contemplated, including the consummation of the Reorganization Transactions, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the LLC or any Subsidiary is a party or by which the Company, the LLC or any Subsidiary is bound or to which any of the property or assets of the Company, the LLC or any Subsidiary is subject, or (B) result in any violation of (1) the provisions of the Certificate of Incorporation or by-laws of the Company or the articles or certificate of formation and the limited liability company agreement of the LLC or (2) any statute or any order, rule or regulation of any court, governmental agency, self-regulatory organization or body having jurisdiction over the Company, the LLC or any Subsidiary or any of their properties, except, in the case of clauses (A) and (B)(2), for any conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise affect the validity of the Shares; and no consent, approval, authorization, order, registration or qualification of or with any such court, governmental agency, self-regulatory organization or body is required for the issue and sale of the Shares or the consummation by the Company and the LLC of the transactions contemplated by this Agreement or the Reorganization Transactions, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the

underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) will have been obtained or made on or prior to the closing of the offering;

(n)                                 Neither the Company, the LLC nor any Subsidiary is (A) in violation of its certificate of incorporation or by-laws, certificate of formation, any limited liability company agreement, any limited partnership agreement or other formation documents, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)                                 The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Material U.S. Federal Tax Considerations for Non-U.S. Holders”, “Organizational Structure”, “Business Regulation” and “Certain Relationships and Related Party Transactions—Amended and Restated Virtu Financial Limited Liability Company Agreement”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(p)                                 Other than as disclosed in the Pricing Prospectus, there are no legal, governmental or self-regulatory proceedings pending to which the Company, the LLC or any Subsidiary is a party or of which any property of the Company, the LLC or any Subsidiary is the subject which, if determined adversely to the Company, the LLC or any Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or self-regulatory organizations or threatened by others;

(q)                                 Neither the Company nor the LLC is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(r)                                    At the time of filing the Initial Registration Statement the Company was not, and the Company is not, an “ineligible issuer,” as defined under Rule 405 under the Act;

(s)                                   Deloitte & Touche LLP, who have certified certain financial statements included in the Pricing Prospectus, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(t)                                    Each of the Company and the LLC maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus and the Prospectus, (i) the Company’s and the LLC’s internal control over financial reporting is effective, (ii) neither the Company nor the LLC is aware of any material weaknesses in its internal control over financial reporting and (iii) since the end of the most recent audited fiscal year for which financial statements are included in the Pricing Prospectus, to the knowledge of the Company there has not been any significant deficiency or material weakness in the Company’s or the LLC’s internal control over financial reporting (whether or not remediated);

(u)                                 Except as disclosed in the Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s or the LLC’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the LLC’s, as applicable, internal control over financial reporting;

(v)                                 Except as disclosed in the Pricing Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company will carry out evaluations, under the supervision and with the participation of management of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15(e) of the Exchange Act.

(w)                               This Agreement has been duly authorized, executed and delivered by the Company and the LLC;

(x)                                 The consolidated financial statements, including the notes and supporting schedules thereto, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position at the dates indicated and the cash flows and results of operations for the periods indicated of the LLC and its consolidated subsidiaries. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus under the Act or the rules and regulations promulgated thereunder;

(y)                                 The Company, the LLC and the Subsidiaries own, possess or license, or can acquire on reasonable terms, sufficient rights to use all trademarks, service marks, trade names, trade dress, domain names (including all goodwill associated with the foregoing), patents, inventions, copyrights, software (including trading algorithms and related code), know-how, trade secrets (including all registrations and applications for registration of any of the foregoing, to the extent applicable) and all other similar types of intellectual property rights (collectively, “Intellectual Property”) material to the conduct of their respective businesses as conducted and proposed to be conducted, and the conduct of the businesses of the Company, the LLC and the Subsidiaries has not infringed, misappropriated or otherwise conflicted with any Intellectual Property rights of others in any respect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, the LLC nor any Subsidiary has received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property of others, or any notice challenging the validity, scope, or enforceability of any Intellectual Property or its rights therein, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company, the LLC and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company, the LLC or the Subsidiaries, and no such trade secrets or confidential information have been disclosed other than to parties who are bound by written confidentiality agreements, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z)                                  The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, cables and links and all other information technology equipment owned, licensed, leased or otherwise used by the Company, the LLC or the Subsidiaries operate in a manner that permits the Company, the LLC and the Subsidiaries to conduct their respective businesses as currently conducted, and the Company, the LLC and the Subsidiaries have implemented reasonable backup and disaster recovery systems and technology with respect to the foregoing, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)                          Other than as disclosed in the Pricing Prospectus and the Prospectus, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (C) any violation of law or applicable qualification standards, with respect to any Plan, except, in the case of (A), (B) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as set forth in the Pricing Prospectus and the Prospectus, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company, the LLC and the Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company, the LLC and the Subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company, the LLC and the Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company, the LLC and the Subsidiaries; (C) liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company, the LLC or any Subsidiary related to their employment, except, in the case of (A), (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company, the LLC or any Subsidiary may have any liability;

(bb)                          (A) There are no strikes or other labor disputes against the Company, the LLC or any Subsidiary pending or, to the knowledge of the Company, threatened; and (B) hours worked by and payment made to employees of the Company, the LLC and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters, except, in the case of (A) and (B), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(cc)                            The Company, the LLC and the Subsidiaries possess all licenses, permits, certificates, registrations, memberships and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company, the LLC and the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd)                          The business of each of the Company, the LLC, and the Subsidiaries has been conducted in compliance with all applicable federal, state, and foreign laws, rules and regulations governing transactions in securities, futures, and other financial instruments, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(ee)                            Other than Virtu Advisors LLC, which is duly registered as a commodity pool operator under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”), none of the Company, the LLC or any of the Subsidiaries (A) is or has been registered, (B) is required or has been required to be registered or (C) as a result of the transactions contemplated by this Agreement, will be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or as a commodity trading advisor, a commodity pool operator, a swap dealer, or a futures commission merchant under the Commodity Exchange Act, or as a broker or a dealer under the Exchange Act or the rules and regulations thereunder, except to the extent that any failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Virtu Financial BD LLC and Virtu Financial Capital Markets LLC (each, a “Virtu BD”) is each registered with the Commission as a broker-dealer;

(ff)                              Each Virtu BD is registered as a broker-dealer with the Commission, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All persons associated with each Virtu BD are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with the

Virtu BD requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than with respect to customers that are Subsidiaries, the business activities engaged in by the Virtu BDs do not involve the handling of customer funds or securities. The broker-dealer operations of the Virtu BDs have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority, including with respect to its implementation and maintenance of risk management controls and supervisory procedures in compliance with Rule 15c3-5 under the Exchange Act, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg)                            Except as disclosed in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company, the LLC or any Subsidiary and any person granting such person the right to require the Company, the LLC or any Subsidiary to file a registration statement under the Act with respect to any securities of the Company, the LLC or any Subsidiary;

(hh)                          Neither the Company, the LLC nor any Subsidiary has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (except that no representation is made hereto as to the activities of the Underwriters and their affiliates);

(ii)                                  Nothing has come to the attention of any executive officer or director of the Company that has caused such persons to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from estimates and sources which the Company reasonably believes are reliable and accurate in all material respects;

(jj)                                Each of the Company, the LLC and the Subsidiaries has filed all income and other material tax returns required to be filed through the date hereof or have requested extensions (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all income and other taxes required to be paid, except for cases in which the failure to pay would not have a Material Adverse Effect or cases in which any taxes are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company, the LLC or any Subsidiary or any of their respective properties or assets, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; for purposes of this paragraph, taxes and tax deficiencies include all assessed taxes, and interest and penalties with respect to any of the foregoing;

(kk)                          The Company, the LLC and the Subsidiaries have such insurance or self-insurance as are, and in amounts that, in the Company’s reasonable judgment, prudent and customary in the business in which they are engaged and insures against such losses and risks as are adequate to protect the Company, the LLC and the Subsidiaries and their respective businesses, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company, the LLC nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not reasonably be expected to have a Material Adverse Effect or to provide self-insurance as may be necessary to continue its business;

(ll)                                  Except as disclosed in the Pricing Prospectus and the Prospectus, none of the Company, the LLC or any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(mm)                  None of the Company, the LLC, any Subsidiary or, to the knowledge of the Company, any director, employee, agent, affiliate or other person associated with or acting on behalf of the Company, the LLC or any Subsidiary has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the LLC and each Subsidiary have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(nn)                          The operations of the Company, the LLC and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company, the LLC and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding or, to the knowledge of the Company and the LLC, investigation by or before any court or governmental agency, authority or body, self-regulatory organization or any arbitrator, involving the Company, the LLC or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(oo)                          None of the Company, the LLC, the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the LLC or any Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company, the LLC or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the issuance and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) becoming the subject of Sanctions;

(pp)                          The Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus comply, and any amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(qq)                          No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained heretofore, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; and

(rr)                                The Company has not offered, or caused UBS-FinSvc or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.                                      (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $17.67, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Representatives, on behalf of the Underwriters, shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Firm Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,479,840 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two and no later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will, to the extent any Shares are represented by certificates, cause the certificates representing such Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on April 21, 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(f) hereof;

(c)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d)                                 Prior to 5:00 p.m., New York City time, on the second New York Business Day after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each

Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                                  To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                                   (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock (including any Virtu Financial Units) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (C) the issuance by the Company of options to purchase shares of Common Stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans described in the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (D) any shares of Common Stock issued upon the exercise of options granted under such stock option or similar plans described in the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (E) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans and (F) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of Common Stock issued pursuant to this clause (F) during the Lock-Up Period shall not exceed 5% of the total number of shares of Common Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (F), any recipient of shares of Common Stock shall have executed and delivered to the Representatives a lock-up agreement in the form attached as Annex I without the prior written consent of the Representatives;

(2)                                 If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(g)                                  To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)                                 To use commercially reasonable efforts to list, subject to notice of issuance, the Shares on the NASDAQ Stock Market LLC (the “Exchange”);

(i)                                     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j)                                    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k)                                 To cause each participant in the Directed Share Program to execute a lock-up agreement in the form attached as Annex I and otherwise to cause the Directed Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules; to direct the transfer agent to place stop transfer restrictions upon such Directed Shares during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;

6.                                      (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                                  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                                 Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(e)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with, any required review by FINRA, of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (ix) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred; provided, further that in the case of clauses (iii) and (v) hereof the Company shall not be required to reimburse fees and expenses of counsel for the Underwriters in excess of $75,000 in the aggregate; and provided, further, that 50% of the cost of any aircraft chartered in connection with the roadshow shall be paid by the Underwriters (with the Company paying the remaining 50% of such cost). It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated such Time of Delivery, in substantially the form attached as Annex III(a) and III(b) hereto;

(d)                                 Bracewell & Giuliani, LLP, regulatory counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form attached as Annex IV hereto;

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f)                                   (i) Neither the Company, the LLC nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or self-regulatory action, order or decree, otherwise than as disclosed in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company, the LLC or any Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the LLC and Subsidiaries, taken as a whole, otherwise than as disclosed in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s, the LLC’s or any Subsidiary’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s, the LLC’s or any Subsidiary’s debt securities;

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)                                     The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)                                    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company listed on Schedule V hereto, substantially to the effect set forth in Annex I hereof in form and substance satisfactory to you;

(k)                                 The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses prior to 5:00 p.m., New York City time, on the second New York Business Day after the date of this Agreement;

(l)                                     Each of the Company and the LLC shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the LLC, as applicable, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company or the LLC, as applicable, herein at and as of such Time of Delivery, as to the performance by the Company and the LLC, as applicable, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request;

(m)                             The Reorganization Transactions shall have been completed prior to or simultaneously with the First Time of Delivery (except those Reorganization Transactions that are ongoing or recurring in nature), on the terms set forth in the Pricing Prospectus under “Organizational Structure”; and

(n)                                 At each Time of Delivery, the Company and the LLC shall have furnished or caused to be furnished to you certificates of the Chief Financial Officer of the Company and the LLC, dated the respective dates of delivery thereof, substantially to the effect set forth in Annex V hereof in form and substance satisfactory to you.

9.                                      (a) The Company and the LLC will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Directed Share Program except insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the LLC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter will indemnify and hold harmless the Company and the LLC against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the LLC for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the LLC on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the LLC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the LLC bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the LLC on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the LLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company and the LLC under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the LLC and to each person, if any, who controls the Company or the LLC within the meaning of the Act.

(f)                                   Without limitation of and in addition to their obligations under the other paragraphs of this Section 9, the Company and the LLC will jointly and severally indemnify and hold harmless UBS-FinSvc and its partners, directors, officers, employees and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any of the matters referred to in Section 9(a) hereof, (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) is caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase, or (iv) is related to, arising out of, or in connection with the Directed Share Program, provided, however, that neither the Company nor the LLC shall be responsible under this clause (iv) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. Section 9(c) shall apply equally to any action or proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company or the LLC pursuant to the immediately preceding sentence, except that the Company and the LLC, jointly and severally, shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to Section 9(a) in any such action or proceeding.

10.                               (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your reasonable discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the LLC and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the LLC or any officer or director or controlling person of the Company or the LLC, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, 4th Floor, New York, New York 10179, Attention: Equity Syndicate Desk fax: 212-622-8358) and Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attn: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (fax: 212-492-0025), Attention: John C. Kennedy, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, J.P. Morgan Securities LLC, 383 Madison Avenue, 4th Floor, New York, New York 10179, Attention: Equity Syndicate Desk and Sandler O’Neill & Partners, L.P., Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attn: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the LLC and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the LLC and each person who controls the Company, the LLC or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               Each of the Company and the LLC acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the LLC, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the LLC with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the LLC except the obligations expressly set forth in this Agreement and (iv) the Company and the LLC has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the LLC agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the LLC, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the LLC and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Company, the LLC and the Underwriters agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company, the LLC and the Underwriters agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                               Each of the Company, the LLC and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the LLC. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu

Name: Douglas A. Cifu
Title: President and Chief Executive Officer

VIRTU FINANCIAL LLC

By:	/s/ Douglas A. Cifu

Name: Douglas A. Cifu
Title: Chief Executive Officer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Sandler O’Neill & Partners, L.P.

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt

Name: Matt Leavitt
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Drummond S. Rice

Name: Drummond S. Rice
Title: Vice President

SANDLER O’NEILL & PARTNERS, L.P.
By: Sandler O’Neill & Partners Corp.,
its sole general partner

By:	/s/ Robert A. Kleinert

Name: Robert A. Kleinert
Title: An Officer of the Corporation

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Total
Number of Firm
Shares
Underwriter	to be Purchased

Goldman, Sachs & Co.	4,794,358
J.P. Morgan Securities LLC	4,794,358
Sandler O’Neill & Partners, L.P.	1,322,582
BMO Capital Markets Corp.	1,322,582
Citigroup Global Markets Inc.	1,157,259
Credit Suisse Securities (USA) LLC	1,157,259
UBS Securities LLC	1,157,259
Evercore Group L.L.C.	661,291
Academy Securities, Inc.	55,108
CIBC World Markets Corp.	55,108
Rosenblatt Securities Inc.	55,108
Total	16,532,272

SCHEDULE II

(a)                         Issuer Free Writing Prospectuses: None.

(b)                         Section 5(d) Writings: None.

SCHEDULE III

1.              Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC

2.              Reorganization Agreement by and among Virtu Financial, Inc., Virtu Financial Intermediate Holdings LLC, Virtu Financial Merger Sub LLC, Virtu Financial Merger Sub II LLC, Virtu Financial Intermediate Holdings II LLC, Virtu Financial LLC, VFH Parent LLC, SLP Virtu Investors, LLC, SLP III EW Feeder I, L.P., SLP III EW Feeder II, L.P., Silver Lake Technology Associates III, L.P., SLP III EW Feeder LLC, Havelock Fund Investments Pte Ltd., Wilbur Investments LLC, VV Investment LLC, Virtu East MIP LLC, Virtu Employee Holdco LLC, TJMT Holdings LLC (f/k/a Virtu Holdings LLC), Virtu Financial Holdings LLC and the other persons listed on the signature pages thereto

3.              Stockholders Agreement by and among Virtu Financial, Inc., Vincent Viola, TJMT Holdings LLC (f/k/a Virtu Holdings LLC), SLP Virtu Investors, LLC, SLP III EW Feeder I, L.P. and Silver Lake Technology Associates III, L.P.

4.              Merger Agreement by and among Virtu Financial, Inc., Virtu Financial Merger Sub LLC, Virtu Financial Intermediate Holdings LLC, SLP III EW Feeder LLC (f/k/a SLP III EW Feeder Corp.), SLP III EW Feeder I, L.P. and Havelock Fund Investments Pte Ltd.

5.              Merger Agreement by and among Virtu Financial, Inc., Virtu Financial Merger Sub II LLC, Virtu Financial Intermediate Holdings II LLC, Wilbur Investments LLC and Havelock Fund Investments Pte Ltd.

6.              Exchange Agreement by and among Virtu Financial LLC, Virtu Financial, Inc. and the holders of Common Units and shares of Class C Common Stock or Class D Common Stock

7.              Registration Rights Agreement by and among Virtu Financial, Inc., TJMT Holdings LLC (f/k/a Virtu Holdings LLC), SLP Virtu Investors, LLC, SLP III EW Feeder I, L.P., Silver Lake Technology Associates III, L.P., Havelock Fund Investments Pte Ltd., Virtu Employee Holdco LLC and the other persons listed on the signature pages thereto

8.             Tax Receivable Agreement by and among Virtu Financial, Inc., TJMT Holdings LLC (f/k/a Virtu Holdings LLC), Virtu Employee Holdco LLC and the other persons listed on the signature pages thereto

9.              Tax Receivable Agreement by and among Virtu Financial, Inc., SLP Virtu Investors, LLC and Silver Lake Technology Associates III, L.P.

10.  Tax Receivable Agreement by and between Virtu Financial, Inc. and SLP III EW Feeder I, L.P. and Havelock Fund Investments Pte Ltd.

11.  Class C Common Stock Subscription Agreement by and among Virtu Financial, Inc., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P., Virtu Employee Holdco LLC and the other persons listed on the signature pages thereto

12.  Class D Common Stock Subscription Agreement by and between Virtu Financial, Inc. and TJMT Holdings LLC (f/k/a Virtu Holdings LLC)

13.  Purchase Agreement by and between Virtu Financial, Inc. and SLP III EW Feeder I, L.P.

14.  Purchase Agreement by and among Virtu Financial, Inc., certain members of Virtu Financial LLC and TJMT Holdings LLC (f/k/a Virtu Holdings LLC)

15.  Amended and Restated Virtu Financial, Inc. Certificate of Incorporation

16.  Amended and Restated Limited Liability Company Agreement of Virtu Employee Holdco LLC

2

SCHEDULE IV

Significant Subsidiaries

1.       Virtu Financial LLC

2.       VFH Parent LLC

3.       Virtu Financial Operating LLC

4.       Virtu Financial BD LLC

5.       Virtu Financial Ireland Limited

6.       Virtu Financial Global Markets LLC

SCHEDULE V

Lock-Up Parties

1.           John P. Abizaid

2.           Dennis Benedict

3.           Michael Bingle

4.           Douglas A. Cifu

5.           Cifu 2011 Family Trust

6.           William F. Kruger, Jr.

7.           Graham N. Free

8.           Michael Gould

9.           Havelock Fund Investments Pte Ltd.

10.    Kelly Kovac Trust

11.    Anthony Manganiello

12.    Joseph A. Molluso

13.    Joseph Osnoss

14.    Venu Palaparthi

15.    John F. Sandner

16.    William Santora

17.    Ken Schiciano

18.    Schiciano Family Limited Partnership

19.    Silver Lake Partners III DE (AIV III), L.P.

20.    Silver Lake Technology Associates III, L.P.

21.    Silver Lake Technology Investors III, L.P.

22.    SLP III EW Feeder LLC

23.    SLP III EW Feeder I, L.P.

24.    SLP III EW Feeder II, L.P.

25.    SLP Virtu Investors, LLC

26.    Sutter Street Capital LLC

27.    TJMT Holdings LLC

28.    Turfe Living Trust

29.    Vincent Viola

30.    Virtu Employee Holdco LLC

31.    Virtu Ireland Employee Holdco Limited

ANNEX I

FORM OF LOCK-UP AGREEMENT

Virtu Financial, Inc.

Lock-Up Agreement

April 15, 2015

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Sandler O’Neill & Partners, L.P.

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Re:          Virtu Financial, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co., J.P. Morgan Securities LLC and Sandler O’Neill & Partners, L.P., as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Virtu Financial, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). The undersigned further understands that, prior to the consummation of the public offering of the Shares, the Company will be authorized to issue, in addition to the Class A Common Stock, shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), shares of Class C stock, par value $0.00001 per share (the “Class C Common Stock”), and shares of Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, collectively with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock or any membership interests of Virtu Financial LLC (the “LLC”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or any membership interests of the LLC, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or beneficially owned within the rules and regulations of the SEC (collectively, the “Securities” and any such Securities owned by the undersigned, the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service as referred to in FINRA Rule 5131(d)(2)(B) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift, gifts, or charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any beneficiary or immediate family member of the undersigned or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such beneficiary, trust, limited liability company, partnership, corporation or immediate family member, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value, (iii) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transaction shall not involve a disposition for value and that no public report or filing (including those under Section 16(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a Form 5 required to be filed in 2015) reporting a reduction in beneficial ownership of securities shall be required or voluntarily made during the Lock-Up Period, (iv) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates, provided that any such pledgee or other party shall, upon foreclosure on the pledged Securities, execute and deliver to the Representatives an agreement in the form of this Lock-Up Agreement, or (v) with the prior written consent of the Representatives on behalf of the Underwriters. In addition, notwithstanding the foregoing, the undersigned may exercise any warrants, convert convertible securities, exercise options granted pursuant to the Company’s or its affiliates stock option/incentive plans or otherwise outstanding on the date hereof or the date of the Underwriting Agreement, provided that the restrictions of this Lock-Up Agreement shall apply to any Securities issued upon such exercise or conversion. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership, limited liability company or other entity, (A) the entity may transfer the Undersigned’s Securities to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) the entity may make any distribution or dividend to equity holders (including, without limitation, general or limited partners, members, stockholders or affiliates) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (ii) if the undersigned is a trust, the undersigned may transfer the Undersigned’s Securities to a grantor or beneficiary of the trust and (iii) if the undersigned is an individual, the undersigned may transfer to any corporation, partnership, limited liability company or other entity that is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee or distributee execute an agreement stating that the transferee or distributee is receiving and holding such Securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Securities except in accordance with this Lock-Up Agreement, and provided, further that any such transfer shall not involve a disposition for value and that no filings under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made in respect of the transfer or distribution (other than a Form 5 required to be filed in 2015).

Notwithstanding the foregoing, it is understood and agreed that this Lock-Up Agreement shall not apply to (a) the sale of any Class A Common Stock to the Underwriters pursuant to the Underwriting Agreement or to the Company or any of its subsidiaries in connection with the purchase of membership interests of the LLC from the undersigned by the Company or any of its subsidiaries with the net proceeds of the public offering pursuant to the Registration Statement, (b) any transfer or sale in connection with, and as contemplated by, the reorganization transactions (the “Reorganization Transactions”) described in the preliminary prospectus included in the Registration Statement at the time of its effectiveness, including, without limitation, any purchase by the Company of Class A Common Stock or membership interests of the LLC and a corresponding number of shares of the Class C Common Stock or the Class D Common Stock, as the case may be, (c) any exchange of membership interests of the LLC and a corresponding number of shares of the Class C Common Stock or the Class D Common Stock, as the case may be, for shares of the Class A Common Stock or the Class B Common Stock, as applicable, in accordance with the Exchange Agreement to be entered into by and among the Company, the LLC and the holders of membership interests in the LLC in connection with the Reorganization Transactions, (d) the redemption by the Company, the LLC or their affiliates of (i) Securities held by or on behalf of an employee in connection with the termination of such employee’s employment or (ii) involuntarily transferred Securities, in each case, in accordance with the limited liability company agreement of the LLC, Virtu Employee Holdco LLC or Virtu East MIP LLC, (e) the repurchase of Securities by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the preliminary prospectus included in the Registration Statement at the time of its effectiveness or pursuant to the agreements pursuant to which such Securities were issued, (f) any shares of Class A Common Stock acquired by the undersigned (x) in the open market after the completion of the public offering or (y) from the Underwriters in the public offering, or (g) any transfer or sale of Securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement.

In addition, notwithstanding the foregoing, (i) the undersigned may establish a Rule 10b5-1 trading plan during the Lock-Up Period, provided that no transactions thereunder are made until after expiration of the Lock-Up Period, and (ii) the restrictions in this Lock-Up Agreement do not apply to the withholding by, or transfer, sale or other disposition of Common Stock to, the Company or the LLC in connection with the “net” or “cashless” exercise of, or to satisfy the withholding tax obligations (including estimated taxes) of the undersigned in connection with the “net” or “cashless” exercise or vesting of, membership units, restricted stock, restricted stock units, incentive stock options or other stock-based awards. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Undersigned’s Securities to a bona-fide third party pursuant to a tender or exchange offer for securities of the Company or the LLC or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a Change in Control (as defined in the Company’s credit agreement) that, in each case, has been approved by the Board of Directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Securities in connection with any such transaction, or vote any of the Undersigned’s Securities in favor of any such transaction), provided that all of the Undersigned’s Securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

Notwithstanding the foregoing, if (i) the closing of the public offering has not occurred prior to July 31, 2015, (ii) the Company earlier notifies the Representatives in writing that it does not intend to proceed with the public offering, (iii) the Underwriting Agreement (other than any provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iv) a request for withdrawal of the registration statement relating to the public offering is filed with the SEC or the Company otherwise makes a public announcement of the termination of the public offering or (v) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the public offering, this Lock-Up Agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to Securities currently owned by the undersigned. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this Lock-Up Agreement, in part or in its entirety.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX II

Form of Press Release

Virtu Financial, Inc.

[Date]

(“Virtu Financial, Inc.”) announced today that the Representatives in the Company’s recent public sale of            shares of [Class A] common stock, par value $[0.00001] per share, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III(a)

Form of Paul, Weiss, Rifkind, Wharton & Garrison LLP Opinion

[•], 2015

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC

Sandler O’Neill & Partners, L.P.

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

We have acted as special counsel to Virtu Financial, Inc., a Delaware corporation (the “Company”), and Virtu Financial LLC, a Delaware limited liability company (“Virtu Financial”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [•], 2015, among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, Virtu Financial and the Company, relating to the purchase today by the Underwriters of [•] shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”). This opinion is being furnished at the request of the Company as contemplated by Section 9(c) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-194473) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on March 10, 2014, was amended on March 27, 2014, February 20, 2015 and [•], 2015, and, based on our review of the Commission’s EDGAR database on [•], 2015, was declared effective by the Commission at [time] on [•], 2015. In this opinion, the Registration

Statement at the time it became effective under the Act, including the information deemed to be part of the Registration Statement under Rule 430A under the Act, is referred to as the “Registration Statement”; the preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act immediately prior to the Applicable Time is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the price of the Shares to the public and the underwriting discount or commission is referred to as the “Pricing Disclosure Package”; and the prospectus dated [•], 2015, included as part of the Registration Statement, as filed as required by Rule 424(b) under the Act, is referred to as the “Prospectus.”

We have confirmed on the Commission’s website that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.                                      the Registration Statement;

2.                                      the Pricing Prospectus;

3.                                      the Prospectus;

4.                                      the Underwriting Agreement;

5.                                      a specimen certificate for the Shares; and

6.                                      the agreements set forth in Schedule I to this opinion (the “Reorganization Agreements”).

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, each certified by the Company as in effect on the date hereof (collectively, the “Company Charter Documents”), and copies of resolutions of the board of directors of the Company and the Pricing Committee of the board of directors of the Company relating to the issuance of the Shares and the approval of the transactions contemplated by the Reorganization Agreements, each certified by the Company; (ii) such limited liability company records of Virtu Financial as we have considered appropriate, including a copy of the certificate of formation, as amended, of Virtu Financial and the Third Amended and Restated Limited Liability Agreement of Virtu Financial, dated as of [•], 2015, each certified by Virtu Financial as in effect on the date hereof (collectively, the “Virtu Financial Organizational Documents”), and copies of certain resolutions of the board of directors of Virtu Financial, certified by Virtu Financial; and (iii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company and Virtu Financial, the factual matters contained in the representations and warranties made in the Underwriting Agreement and certificates of public officials and officers of the Company and Virtu Financial.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.                                     The Company is validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to carry on business and is in good standing as a foreign corporation in the State of New York. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement and the Pricing Disclosure Package.

2.                                     Virtu Financial is validly existing and in good standing under the laws of the State of Delaware. Virtu Financial is duly qualified to carry on business and is in good standing as a foreign limited liability company in the State of New York. Virtu Financial has all necessary limited liability company power to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement.

3.                                     The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

4.                                     All of the issued and outstanding shares of the Class A Common Stock, Class C common stock, par value $0.00001, of the Company (the “Class C Common Stock”) and Class D common stock, par value $0.00001, of the Company (the “Class D Common Stock” and, together with the Class A Common Stock, the Class B common stock, par value $0.00001, of the Company and the Class C Common Stock, the “Common Stock”) are validly issued, fully paid and non-assessable.

5.                                     The Common Stock conforms in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

6.                                     There are no preemptive or other similar rights to subscribe for or to purchase shares of Common Stock in the Company’s certificate of incorporation or by-laws, each as in effect on the date of this letter, or in any agreement, indenture or instrument listed as an exhibit to the Registration Statement, or under the General Corporation Law of the State of Delaware (the “GCL”).

7.                                      The limited liability company interests to be issued by Virtu Financial in accordance with the terms of the Reorganization Agreements have been duly authorized by all necessary limited liability company action on the part of Virtu Financial and, when issued and delivered in accordance with the terms of the Reorganization Agreements, will be validly issued.

8.                                      There are no preemptive or other similar rights to subscribe for or to purchase limited liability company interests in Virtu Financial in the Virtu Financial Organizational Documents, each as in effect on the date of this letter, or in any agreement, indenture or instrument listed as an exhibit to the Registration Statement, or under the Limited Liability Company Act of the State of Delaware (the “LLC Act”).

9.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company and Virtu Financial.

10.                               The statements in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

11.                               The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included in or omitted from either of them, as to which we express no opinion.

12.                               The issuance and sale of the Shares by the Company, the execution and delivery by the Company and Virtu Financial of the Underwriting Agreement and the Reorganization Agreements and the performance by the Company and Virtu Financial of their respective obligations thereunder will not (i) result in a violation of the Company Charter Documents or Virtu Financial Organizational Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed as an exhibit to the Registration Statement or (iii) violate the GCL, the LLC Act and those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement and the Reorganization Agreements, or any judgment, order or decree of any New York or federal court or governmental authority binding upon the Company listed on Schedule II to this opinion, except in the case of clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed as an exhibit to the Registration Statements to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this letter, the term

“Applicable Law” does not include federal securities laws or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Shares, the Underwriting Agreement, the Reorganization Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

13.                                 No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company or Virtu Financial under any Applicable Law or under any judgment, order or decree listed on Schedule II to this opinion for the issuance and sale of the Shares by the Company, the execution and delivery by the Company and Virtu Financial of the Underwriting Agreement and the Reorganization Agreements and the performance by the Company and Virtu Financial of their respective obligations thereunder. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

14.                                 Each of the Company and Virtu Financial is not and, after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York, the GCL, the LLC Act and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Reorganization Agreements

1.              Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC

2.              Reorganization Agreement by and among Virtu Financial, Inc., Virtu Financial Intermediate Holdings LLC, Virtu Financial Merger Sub LLC, Virtu Financial Merger Sub II LLC, Virtu Financial Intermediate Holdings II LLC, Virtu Financial LLC, VFH Parent LLC, SLP Virtu Investors, LLC, SLP III EW Feeder I, L.P., SLP III EW Feeder II, L.P., Silver Lake Technology Associates III, L.P., SLP III EW Feeder LLC, Havelock Fund Investments Pte Ltd., Wilbur Investments LLC, VV Investment LLC, Virtu East MIP LLC, Virtu Employee Holdco LLC, TJMT Holdings LLC (f/k/a Virtu Holdings LLC), Virtu Financial Holdings LLC and the other persons listed on the signature pages thereto

3.              Stockholders Agreement by and among Virtu Financial, Inc., Vincent Viola, TJMT Holdings LLC (f/k/a Virtu Holdings LLC), SLP Virtu Investors, LLC, SLP III EW Feeder I, L.P. and Silver Lake Technology Associates III, L.P.

4.              Merger Agreement by and among Virtu Financial, Inc., Virtu Financial Merger Sub LLC, Virtu Financial Intermediate Holdings LLC, SLP III EW Feeder LLC (f/k/a SLP III EW Feeder Corp.), SLP III EW Feeder I, L.P. and Havelock Fund Investments Pte Ltd.

5.              Merger Agreement by and among Virtu Financial, Inc., Virtu Financial Merger Sub II LLC, Virtu Financial Intermediate Holdings II LLC, Wilbur Investments LLC and Havelock Fund Investments Pte Ltd.

6.              Exchange Agreement by and among Virtu Financial LLC, Virtu Financial, Inc. and the holders of Common Units and shares of Class C Common Stock or Class D Common Stock

7.              Registration Rights Agreement by and among Virtu Financial, Inc., TJMT Holdings LLC (f/k/a Virtu Holdings LLC), SLP Virtu Investors, LLC, SLP III EW Feeder I, L.P., Silver Lake Technology Associates III, L.P., Havelock Fund Investments Pte Ltd., Virtu Employee Holdco LLC and the other persons listed on the signature pages thereto

8.              Tax Receivable Agreement by and among Virtu Financial, Inc., TJMT Holdings LLC (f/k/a Virtu Holdings LLC), Virtu Employee Holdco LLC and the other persons listed on the signature pages thereto

9.              Tax Receivable Agreement by and among Virtu Financial, Inc., SLP Virtu Investors, LLC and Silver Lake Technology Associates III, L.P.

10.       Tax Receivable Agreement by and between Virtu Financial, Inc. and SLP III EW Feeder I, L.P. and Havelock Fund Investments Pte Ltd.

11.       Class C Common Stock Subscription Agreement by and among Virtu Financial, Inc., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P., Virtu Employee Holdco LLC and the other persons listed on the signature pages thereto

12.       Class D Common Stock Subscription Agreement by and between Virtu Financial, Inc. and TJMT Holdings LLC (f/k/a Virtu Holdings LLC)

13.       Purchase Agreement by and between Virtu Financial, Inc. and SLP III EW Feeder I, L.P.

14.       Purchase Agreement by and among Virtu Financial, Inc. and certain members of Virtu Financial LLC

Schedule II

Judgments, Orders and Decrees

None.

ANNEX III(b)

Form of Paul, Weiss, Rifkind, Wharton & Garrison LLP

Negative Assurance Letter

Goldman, Sachs & Co.,

Sandler O’Neill & Partners, L.P.

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel to Virtu Financial, Inc., a Delaware corporation (the “Company”), and Virtu Financial LLC, a Delaware limited liability company (“Virtu Financial”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [•], 2015, among the Underwriters named on Schedule I thereof (the “Underwriters”), for whom you are acting as representatives, Virtu Financial, and the Company, relating to the purchase today by the Underwriters of [•] shares of the Company’s Class A common stock, par value $0.00001 per share (the “Shares”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-194473) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on March 10, 2014, was amended on March 27, 2014, February 20, 2015 and [•], 2015, and, based on our review of the Commission’s EDGAR database on [•], 2015, was declared effective by the Commission at [time] [•], 2015. In this letter, the Registration Statement at the time it became effective under the Act, including the information deemed to be part of the Registration Statement under Rule 430A under the Act, is referred to as the “Registration Statement”; the preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act immediately prior to the Applicable Time is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the price of the Shares to the public and the underwriting discount or commission is referred to as the “Pricing Disclosure Package”; and the prospectus dated [•], 2015, included as part of the Registration Statement, as filed as required by Rule 424(b) under the Act, is referred to as the “Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus (other than as explicitly stated in paragraphs 5 and 10 of the Opinion).

In the course of acting as special counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with your representatives including your United States counsel, officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective, the Registration Statement (except for the financial statements, financial statement schedules and other financial, accounting or statistical data included therein or omitted therefrom, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Pricing Disclosure Package (except for the financial statements, financial statement schedules and other financial, accounting or statistical data included therein or omitted therefrom, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Prospectus was issued, or at the First Time of Delivery, the Prospectus (except for the financial statements, financial statement schedules and other financial, accounting or statistical data included therein or omitted therefrom, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

ANNEX IV

Form of Bracewell & Giuliani LLP Opinion

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

(the “Underwriters”)

Re:                     Virtu Financial, Inc. — Class A Common Stock

Ladies and Gentlemen:

We have acted as special regulatory counsel to Virtu Financial BD LLC, a Delaware limited liability company, and Virtu Financial Capital Markets LLC, a New York limited liability company (each a “Virtu BD”) in connection with the sale by Virtu Financial, Inc., a Delaware corporation (the “Company,” and, together with each Virtu BD, the “Virtu Parties”), to the Underwriters of the Shares pursuant to the underwriting agreement dated [ ], 2015 (the “Underwriting Agreement”) by and among you, as representatives of the underwriters named in Schedule I thereto, and the Company. The opinions hereinafter set forth are being furnished to you pursuant to Section 8(d) of the Underwriting Agreement. Capitalized terms used in this letter without definition shall have the meanings assigned to such terms in the Underwriting Agreement.

In connection with rendering the opinions hereinafter set forth, we have examined certain statements in the Prospectus (which statements are further identified in paragraph 4 below).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and/or of officers and representatives of the Virtu Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact upon certain statements and representations made in the Underwriting Agreement and certain statements in the Prospectus.

In addition, we have assumed that: (1) each of the Virtu Parties has been duly formed under the laws of the jurisdiction of its organization; (2) each of the Virtu Parties is validly existing and in good standing under the laws of the jurisdiction of its organization and such other jurisdictions as each may be required to be registered or licensed; and (3) each of the Virtu Parties has duly authorized, executed and delivered each document to which it is a party. Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:

1.                Subject to the matters described in paragraph 2, the sale of the Company’s Class A Common Stock (the “Shares”) by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation of the Reorganization Transactions will not result in a violation of the rules of (a) the Financial Industry Regulatory Authority or any other “national securities association” or “national securities exchange” (collectively, the “Securities SROs”), as such terms are defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) the Commodity Futures Trading Commission (“CFTC”), or (c) the National Futures Association or any other “registered futures association” or “Board of Trade” (collectively, the “Commodity Futures SROs”), as such terms are defined in the Commodity Exchange Act, as amended (“CEA”).

2.              Except as set forth in Schedule I hereto and in this paragraph 2, no consent, approval, authorization, order, filing, registration or qualification of or with (a) the U.S. Securities and Exchange Commission under the Exchange Act, other than any reporting requirement that may be required in accordance with Exchange Act rule 17h-2T, (b) the CFTC under the CEA, or (c) the Securities SROs or the Commodity Futures SROs under their respective rules, is required for the sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation of the Reorganization Transactions.

3.              To our knowledge, there is no action, suit, proceeding or investigation now pending before or by any court, arbitrator or governmental agency, body or official to which any Virtu BD is a party or to which the business, assets or property of any Virtu BD is subject, and to our knowledge no such action, suit, proceeding or investigation is threatened to which any Virtu BD would be a party or to which the business, assets or property of any Virtu BD would be subject, that in either case would, if determined adversely to such party, (i) question the validity of the sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement, (ii) adversely impact the ability of the Virtu Parties to consummate the Reorganization Transactions or (iii) have a Material Adverse Effect.

4.              The statements in the Prospectus section entitled “Business” under the caption “Regulation” commencing with the words “Most aspects of our business” and ending with the words “it is difficult to assess the impact that the Dodd-Frank Act will have on us and the financial services industry”, insofar as such statements purport to describe or summarize the legal matters described therein relating to Laws (as defined below), constitute accurate summaries of the Laws or legal conclusions with respect thereto.

5.              Each Virtu BD is registered as a broker-dealer with the Commission, and is a member of each self-regulatory organization of which it is required to be a member, and such registrations and memberships have not been suspended, revoked or rescinded and remain in full force and effect.

We express no opinion and render no advice with respect to any laws, regulations or rules other than the Exchange Act, the CEA, the rules of any Securities SRO, and the rules of any Commodity Futures SRO (together, the “Laws”).

Because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Underwriting Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference therein and in other documents, we are not passing upon, have not independently verified and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except, and only to the extent, as expressly set forth in paragraph 4 above. Without limiting the foregoing, we assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of any financial statements and schedules or other financial and accounting data and we have not examined the accounting, financial or other records from which such financial statements and schedules and other financial and accounting data were derived. In addition, we are not experts with respect to any portion of the Underwriting Agreement, the Registration Statement, the Prospectus or such other documents.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or other entity without our prior written consent.

Very truly yours,

BRACEWELL & GIULIANI LLP

ANNEX V

Form of Certificate of the Chief Financial Officer

VIRTU FINANCIAL, INC.

VIRTU FINANCIAL LLC

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

, 2015

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Sandler O’Neill & Partners, L.P.

As representatives of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Reference is hereby made to the Underwriting Agreement, dated [•], 2015 (the “Underwriting Agreement”), between Virtu Financial, Inc. (the “Company”) and Virtu Financial LLC (the “LLC”) and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and the LLC and am familiar with the accounting books and records and internal controls of the Company and the LLC. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Joseph Molluso, in my capacity as Chief Financial Officer of the Company and not in my individual capacity, do hereby certify on behalf of the Company pursuant to Section 8(n) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the financial and accounting matters of the Company and the LLC:

1.              The items marked with an “A” on the pages of the Prospectus attached as Exhibit A hereto (a) are prepared on a basis substantially consistent with the latest audited financial statements of the LLC included in the Prospectus, (b) are derived from the accounting books and records of the LLC, (c) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented in all material respects and (d) are prepared in conformity with generally accepted accounting principles (“GAAP”). In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the LLC as of and for the three-month period ended March 31, 2015, once finalized, will differ in any material respect from such information.

2.              The items marked with an “B” on the pages of the Prospectus attached as Exhibit A hereto (a) are derived from the accounting books and records of the LLC, (b) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented in all material respects and (c) are calculated substantially in accordance with the description included in the Prospectus in footnotes 6 and 7 in “Prospectus Summary— Summary Historical and Pro Forma Consolidated Financial and Other Data.” In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the LLC as of and for the three-month period ended March 31, 2015, once finalized, will differ in any material respect from such information. We note that Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures and therefore are not prepared in accordance with GAAP.

3.              The items marked with an “C” on the pages of the Prospectus attached as Exhibit A hereto (a) are prepared on a basis substantially consistent with the audited financial statements of the LLC included in the Prospectus, (b) are derived from the accounting books and records of the LLC, (c) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented in all material respects and (d) are prepared in conformity GAAP.

The items marked with an “D” on the pages of the Prospectus attached as Exhibit A hereto (a) are derived from the accounting books and records of the LLC, (b) are a true and accurate measurement of the data purported to be represented for the periods presented in all material respects and (c) are calculated substantially in accordance with the description included in the Prospectus in footnotes 6 and 7 in “Prospectus Summary—Summary Historical and Pro Forma Consolidated Financial and Other Data.” We note that Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures and therefore are not prepared in accordance with GAAP.